                                                        Exhibit 10.17




              REINSURANCE GROUP OF AMERICA, INCORPORATED

                      MANAGEMENT INCENTIVE PLAN

          AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 1, 1996


GENERAL PLAN PURPOSE AND STRUCTURE

      The purpose of the Management Incentive Plan (MIP) is to motivate superior, focused, and prudent performance on the part of key associates for the ultimate benefit of shareholders and associates. Awards shall be determined and payable annually during the lifetime of MIP using the following overall three-part structure:

1.    Trigger:  To protect shareholders, no awards of any kind
      --------
      will be payable for any fiscal year in which earnings per share falls below a specified amount.

2.    Key Financial Goals and Awards:  To assure fiscal
      -------------------------------
      soundness and provide solid funding for all awards, a meaningful portion of every Participant's MIP award opportunity shall be linked to Company performance against key financial objectives. Company goals shall mean designated performance objectives for the Company on a consolidated basis.

3.    Subsidiary/Division and Unit/Individual Goals and Awards:
      ---------------------------------------------------------
      A meaningful portion of a Participant's MIP award will be tied to the performance of his or her subsidiary or division as well as his or her unit's and/or individual performance.

      Awards under MIP are intended to qualify as "other performance based compensation" under Section 162(m)(4)(c) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. MIP shall be interpreted and construed in a manner consistent with such purpose.

DEFINITIONS

      The following words and phrases, when used below, unless the context clearly otherwise requires, shall have the following respective meanings:

            a.    Company. Reinsurance Group of America,
                  -------
                  Incorporated and its direct and indirect subsidiaries.

            b.    Compensation. An award to which a Participant is
                  ------------
                  entitled under MIP.

            c.    Discretionary Compensation. Compensation which,
                  --------------------------
                  but for the paragraph entitled "Discretionary Compensation" below, would not be Performance Based Compensation, in whole or in part, because a Participant's entitlement to all or part of such Compensation is based upon the exercise of discretion by the Compensation Committee.

            d.    Participant. An eligible associate of
                  -----------
                  Reinsurance Group of America, Incorporated or one of its direct or indirect subsidiaries who is designated by the Compensation Committee, pursuant to the paragraph entitled "Participation" below, as a participant in MIP.


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

                                                        Exhibit 10.17

            e.    Performance Based Compensation. Compensation
                  ------------------------------
                  which is computed based upon the attainment of one or more pre-established, objective Performance Goals. In order for Compensation to be Performance Based Compensation, a third party, having knowledge of the relevant facts, must be able to determine whether the goals have been achieved and the amount of Compensation payable because of such achievement.


            f.    Performance Goal. A business criterion that
                  ----------------
                  applies to a Participant, the Company or a particular subsidiary, division or unit of the Company.

            g.    Performance Grid. The worksheet on which the
                  ----------------
                  Performance Goals for each Participant
                  and the potential amount of Performance Based
                  Compensation is set forth for each Plan
                  Year.

            h.    Salary. A Participant's base salary as of the
                  ------
                  later of the beginning of each Plan Year or the date he or she becomes a Participant.

            i.    Plan Year. The year on which MIP is operated,
                  ---------
                  which is presently the calendar year.

            j.    Unanticipated Extraordinary Event. A significant
                  ---------------------------------
                  event which is not of a recurring nature, which does not arise from the Company's business, which was not anticipated at the beginning of the Plan Year when a Participant's Performance Grid was established, which impacts the gain from operations (GFO) computed under GAAP for the Company or a subsidiary, division or unit by at least $500,000 in a Plan Year, and which would result in an unjustified windfall or penalty in a Participant's Compensation for such Plan Year. Any such event, the Participants that it affects, and whether it provides a windfall or penalty for each such Participant must be determined by the Compensation Committee prior to the end of the Plan year. Examples of events which, if of sufficient magnitude would be Unanticipated Extraordinary Events, are changes in the tax laws, changes in accounting rules, and acquisitions and dispositions.

PLAN ADMINISTRATION

      Administration of MIP is divided as follows:

1.    The Compensation Committee of the Board of Directors of
      -------------------------------------------------------
      Reinsurance Group of America, Incorporated (the Compensation
      ------------------------------------------------------------
      Committee) has ultimate approval authority for each award
      ----------
      made under MIP and shall annually monitor and approve:

                  *  Participation and opportunity levels
                  *  Company goals
                  *  General design and mix of opportunity
                  *  Total plan awards
                  *  Performance Goals and their achievement

      The Compensation Committee shall also review Unanticipated Extraordinary Events. The intent of this review is to avoid windfalls or penalties with respect to MIP awards. Any such event, the Participants that is affects, and whether it provides a windfall or penalty for any Participant must be determined by the Compensation Committee prior to the end of the Plan Year.

      Each member of the Compensation Committee must be a "Non-Employee Director" as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission and an "outside director" as defined in Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended.

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

                                                        Exhibit 10.17

2.    The Senior Management Committee of Reinsurance Group of
      -------------------------------------------------------
      America, Incorporated shall recommend all MIP actions and
      ---------------------
      awards to the Compensation Committee for approval and shall report any other MIP information as the Compensation Committee may reasonably request.

3.    The Executive Director - Human Resources of RGA Reinsurance
      -----------------------------------------------------------
      Company shall be the general administrator of MIP.  This
      -------
      will include maintenance of records, preparation of summary materials for the Senior Management Committee, and ensuring the payment of awards net of all applicable withholding.

PARTICIPATION

      Participation in MIP shall be determined annually by the Compensation Committee, in its discretion. Initially, all associates in positions rated at 800 Hay points or more, Sales and Marketing associates and managers rated at 500 or more Hay points shall be eligible to participate in MIP. Participation one year does not guarantee participation in subsequent years.

PERFORMANCE GOALS

      Establishing Performance Goals. The Performance Goals for
      ------------------------------
each Participant and the amount of Compensation payable if those goals are met shall be established for each Plan Year by the Compensation Committee no later than 90 days after the commencement of the period of service to which the Performance Goals relate (which will generally be the beginning of the Plan Year) and while the outcome of whether or not those goals will be achieved is substantially uncertain. However, in no event will such goals be established after 25% of the period of service to which the goals relate has elapsed. Such goals and the Compensation payable for each Plan Year if the goals are achieved, including the portion of such Compensation payable in cash, performance shares, or otherwise, shall be set forth in each Participant's Performance Grid.

      As a general rule, all, or nearly all, performance objectives shall be established by using quantifiable, numeric standards of performance. Such objectives shall be established annually using the following guidelines:

   -----------------------------------------------------------------------------
            LEVEL          DEFINITION         INCENTIVE          ODDS OF
                                               PAYABLE         ATTAINMENT
   -----------------------------------------------------------------------------
         < Threshold      Unacceptable          None              -----

   -----------------------------------------------------------------------------
          Threshold           Good             Modest            8 in 10

   -----------------------------------------------------------------------------
           Target           Very Good        Significant         5 in 10

   -----------------------------------------------------------------------------
           Maximum         Outstanding         Maximum           2 in 10
   -----------------------------------------------------------------------------

      When necessary, some objectives may reflect progress toward multi-year results or may require a subjective determination of attainment. For all goal-based performance levels, awards shall be pro-rated for results between the specific objectives set at Threshold, Target, and Maximum.

      In all cases, performance measures and objectives must receive a minimum of two levels of approval in order to be effective, e.g., immediate supervisor, next level manager.

      The Performance Goals and associated Compensation shall be measured by goals for the Company, a particular subsidiary or division, and a particular unit or individual.

      Company Goals.  The Company goals used to determine the
      -------------
overall Performance Goals and Compensation shall be determined by reference to earnings per share and increase in total revenues of the Company. Each will be given equal weight in the calculation.

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

                                                        Exhibit 10.17

Setting Company goals serves:

      a. To assure overall financial results that are consistent with the payment of management incentives.

      b. To reinforce teamwork and focus on annual operating objectives for the Company as a whole.

      c. To generally link relative cash compensation levels to relative financial performance in the marketplace, modified as needed by the realities of any given fiscal year to preserve desired general odds of attainment as established by MIP.

      Subsidiary/Division and Unit/Individual Goals.
      ---------------------------------------------
Subsidiary/division goals consist of subsidiary or division operating earnings, revenues, gains and premiums. Unit results will be evaluated using either financial and/or operational measures, including product development, client development, revenues and earnings, and will support the overall objectives of the business. Individual performance goals consist of product development, client development as well as, in certain cases, intangible items such as leadership capabilities, willingness to work with associates across the organization, progress against professional/personal developmental plans, and successful completion of a major project in which the associate played a key role. While the Company intends to tie individual performance to clearly articulated and objective measures, it will be necessary, and at times prudent, for management to use a certain degree of discretion in evaluating individual results.

      These goals are key parts of MIP and are included for three main purposes:

      a. The primary purpose is to require the establishment of specific, focused, measurable performance goals of a subsidiary/division and unit/individual nature.

      b. A secondary purpose is to permit a meaningful recognition of differences in performance and contributions by subsidiaries/divisions or units/individuals, especially when such differences are not totally reflected in performance against Company goals.

      c. A final purpose is to provide flexibility in the determination of total awards so that all key facets of performance can be recognized for any given year, especially unusual circumstances not totally reflected in performance against goals.

      Certification.  No Compensation shall be payable to any
      -------------
Participant for any Plan Year unless and until the Compensation Committee certifies that the Performance Goals and any other material terms were in fact satisfied.

DISCRETIONARY COMPENSATION

      To the extent that any part of the Compensation of a Participant for a Plan Year would be Discretionary Compensation, either because of the goals set forth on his or her Performance Grid or because of the terms and conditions of MIP, other than this paragraph, the Participant's Compensation for such Plan Year shall be determined based upon the assumption that the maximum amount of compensation which is Discretionary Compensation has been earned. However, the Compensation Committee shall then have the discretion to reduce such Discretionary Compensation in whole or in part to the extent that it deems appropriate. For example, if the individual element in a Participant's Performance Grid for a particular Plan Year is not Performance Based Compensation, the Participant will be deemed to have earned the maximum Compensation payable based on his or her Performance Grid for individual performance, and then the Compensation Committee, in its sole discretion, shall have the right to reduce the component of the Participant's Compensation based on his or her individual performance in whole or in part. For further example, in the event of an Unanticipated Extraordinary Event which would result in a penalty for an affected Participant, there shall initially be no downward adjustment in the Compensation that such a Participant would have been entitled to receive if such event had not occurred. In the event of an Unanticipated Extraordinary Event which would result in a windfall for an affected Participant, such Participant's Compensation shall initially be computed on the assumption that the Unanticipated Extraordinary Event was not such an event. However, the

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
                                                        Exhibit 10.17

Compensation Committee shall then, in its sole discretion, determine whether such Participant's Compensation, as so determined initially, shall be adjusted downward by taking into account or not taking into account the effect of such event in whole or in part.

MAXIMUM COMPENSATION

      The maximum amount of Compensation which shall be payable to any Participant for any Plan Year shall not exceed $750,000.

INCENTIVE AWARDS AND BENEFIT PLANS

      The Compensation Committee, in its discretion, may elect to pay Compensation in cash or in the form of performance shares, restricted stock, or other stock based awards. Any such stock-based Compensation may be under the Executive Performance Share Plan or the Flexible Stock Plan, as determined by the Compensation Committee. Compensation shall be included as "eligible compensation" for the Company's Retirement, Group Life Insurance and Disability plans.

OTHER ADMINISTRATIVE ISSUES

1. MIP shall remain in effect until amended or terminated by the Compensation Committee. The Company intends to maintain MIP indefinitely but reserves the right to amend or terminate it by appropriate Compensation Committee action at any time if the Compensation Committee deems such action to be in the best interests of the Company, its shareholders, or its associates.

2. Participation in MIP is not a guarantee of employment, participation in one year does not guarantee participation in subsequent years, and participation shall be determined on an individual basis as recommended by the Senior Management Committee and approved by the Compensation Committee.

3. A Participant whose active employment within the Company has been terminated prior to the date awards are determined and paid to other participants for any fiscal year shall forfeit all rights to any award for such fiscal year. However, if termination is due to retirement (at or after age 55), total disability (as determined by the Compensation Committee on the basis of appropriate medical evidence), or death, the Compensation Committee shall authorize an applicable award, generally on a pro rated basis. Such award shall be determined on a case-by-case basis, but the following will serve as general guidelines in the absence of unusual circumstances:

        ---------------------------------------------------------------------------------

                  TYPE OF AWARD                         AWARD PAYABLE

        ---------------------------------------------------------------------------------
              Company/Goal Award            A percentage of salary earned, based on
                                            the  Company's performance at the time
                                            of termination.
        ---------------------------------------------------------------------------------

              Unit/Individual Award         As recommended by the Senior Management
                                            Committee and generally a Target level
                                            award, based on salary earned.
        ---------------------------------------------------------------------------------

4. Mid-year changes in participation, or participation levels, will be made as appropriate and as recommended by the Senior Management Committee and approved by the Compensation
      Committee. Determinations will be on a case-by-case basis, but as a general rule the following will apply:

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                                                        Exhibit 10.17

        ---------------------------------------------------------------------------------------------------------

                              LEVEL                                              ACTION

        ---------------------------------------------------------------------------------------------------------
            Hired or promoted into participating position        Award will be a percentage of salary
                                                                 earned while in the participating position.
        ---------------------------------------------------------------------------------------------------------

            Change in duties where salary level                  Pro rata revision in opportunity level
            changed by at least 15%                              (up or down, or revised mix).
        ---------------------------------------------------------------------------------------------------------

            Demotion to a position no longer designated          Percentage of salary earned while in
            for participation                                    participating position will be possible,
                                                                 depending on circumstances.
        ---------------------------------------------------------------------------------------------------------

5. All award opportunities will be expressed as a percentage of salary earned from January 1 through December 31.

6. A Participant whose individual performance is deemed to be unsatisfactory by the Senior Management Committee will forfeit his or her MIP award if such forfeiture is recommended by the Senior Management Committee and approved by the Compensation Committee. A similar forfeiture can occur for members of the Senior Management Committee as determined by the Compensation Committee.

7. No Compensation will be payable for years beginning after 1995 unless MIP, as amended, and the material terms upon which Compensation may be paid under MIP, are approved by the shareholders of the Reinsurance Group of America, Incorporated.


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